Exhibit 10.8.1

Les parties au contrat d’émission signé le 20 décembre 2012 sont convenues d’y apporter certaines modifications.

La définition de la Période de Référence de clause 2.1 est remplacée par la définition suivante:

« Période Référence »: désigne la période constituée de trois (3) Jours de Bourse consécutifs. Sous réserve de ce qui est dit au 5.4.1, elle commence un (1) Jour de Bourse précédent le Jour de Demande de Tirage ».

Les points 1 et 2 de la clause 5.2 sont remplacés par les dispositions suivantes:

« 1. Si N est inférieur ou égal au Minimum, alors la Demande de Tirage sera intégralement servie (i.e. la Taille de Tirage sera égale à N);

où « Minimum » est égal au plus petit des deux nombres suivants: (3,0 x VolumePR); 60.000 Actions).

2. Si N est strictement supérieur au Minimum, alors le Titulaire s’engage à faire les meilleurs efforts pour satisfaire à la Demande de Tirage à hauteur de N, mais celle-ci pourra n’être servie que partiellement, à la discrétion du Titulaire, sans pouvoir être inférieure au Minimum ni dépasser Maximum.

Où « Maximum » est égal au plus petit des deux nombres suivants: (6,0 x Volume PR; 100.000 Actions) sans pouvoir excéder 800.000 euros. »

La rédaction initiale de la Clause 5.4.1 est remplacée par la disposition suivante:

« 5.4.1 « Stop Loss »

Tant le Titulaire que l’Emetteur auront le droit de reporter le Jour de l’Exercice si le cours de clôture du troisième et dernier Jour de Bourse de la Période de Référence (« Jour de Constatation ») est inférieur de plus de 4,0% (quatre pour cent) par rapport au CMPVPR (la « Condition de Marché »), tel que défini à l’Article 6.1 du présent Contrat d’Emission. Chaque Partie devra informer l’autre de sa décision au plus tard le Jour de Constatation à 18h30.

Dans ce cas, chaque Partie peut décider de 24H la fin de la Période de Référence, dans la limite de 5 (cinq) Jours de Course consécutifs, (le « Report ») jusqu’à ce que les Parties constatent au vu du cours de clôture du troisième et dernier Jour de Bourse de la Période de

AMENDMENT

ISSUANCE AGREEMENT

The parties to the Issuance Agreement signed December 20, 2012 have agreed to make certain changes.

The definition in section 2.1 of Reference Period is replaced by the following definition:

“Reference Period” means the period consisting of three (3) consecutive Trading Days. Subject to Section 5.4.1, it begins one (1) Trading Day prior to the Drawdown Request Day”.

Items 1 and 2 of section 5.2 are replaced by the following:

“1. If N is less than or equal to the Minimum, then the Drawdown Size will be fully served (i.e. the Drawdown Size will be equal to N);

where “Minimum” is equal to the smaller of the two following numbers: (3.0 x VolumePR) or 60,000 Shares).

2. If N is strictly greater than the Minimum, then the Holder agrees to use its best efforts to satisfy the Drawdown Request, but at the Holder’s discretion this may only be partially fulfilled, without being less than the Minimum or greater than the Maximum.

Where “Maximum” is equal to the smaller of the two following numbers: (6.0 x Volume PR, or 100,000 Shares) and cannot be greater than 800,000 euros. »

The initial wording of Clause 5.4.1 is replaced by the following:

“5.4.1 Stop Loss”

The Holder and the Issuer shall have the right to delay reporting the Exercise Day if the closing price of the third and last Trading Day of the Reference Period (“Recognition Day”) is lower by more than 4.0% (four percent) compared to the VWAPPR (the “Market Condition”), as defined in Article 6.1 of this Issuance Agreement. Each Party shall notify the other of its decision no later than Recording Day at 6:30pm.

In such case, each Party may decide to delay the end of the Reference Period by 24 hours, within five (5) consecutive Trading Days (the “Delay”), until the parties determine, in light of the closing price of the third and last Trading Day of the Reference Period, that the Market Condition has disappeared. If at the end of this Delay, the Market Condition has not disappeared, the Drawdown Request will be considered void.

Référence que la Condition de Marché a disparu. Si, à l’issue de ce Report, la Condition de Marché n’a pas disparu, alors la Demande de Tirage sera considérée comme caduque ».

La rédaction initiale de la clause 6.1 est remplacée par la disposition suivante:

« 6.1 Parité d’exécution et prix d’exercice

Sous réserve des ajustements prévus au 6.2 ci-dessous en cas d’Opérations Financières, l’exécution par le Titulaire des engagements pris au titre de 1 (un) Bon permettra à l’Emetteur d’émettre 1 (une Action Nouvelle (la « Parité d’Execution »), sous réserve des ajustements requis par les dispositions législatives, réglementaires et contractuelles applicables, moyennant le versement par le Titulaire d’un prix par Action Nouvelle (le « Prix d’Exercice ») arrondi à la deuxième décimale inférieure, égal au résultat de la formule suivante:

Prix d’Exercice = CMPVPM x 90%

En aucun cas, le Prix d’Exercice ne pourra être inférieur à 80% du CMPV constaté au cours de la période constituée des cinq (5) Jours de Bourse consécutifs précédents le Jour d’Exercice. »

En conséquence, la nouvelle version du Contrat d’Emission figurant en annexe s’appliquera à compter de ce jour. Elle annule et remplace la version du 20 décembre 2012.

Signé à Paris, le 06 juin 2013, en deux exemplaires originaux.

CELLECTIS S.A.

Représenté par: André CHOULIKA

En tant que Président Directeur Général

KEPLER CAPITAL MARKETS S.A.

Représenté par Laurent QUIRIN

Président Directeur Général

Représenté par Francis CANARD

Directeur Général Délégué

The initial wording of Clause 6.1 is replaced by the following:

6.1 Exercise Exchange and Exercise Price

Subject to the adjustments provided for in 6.2. below in the case of Financial Operations, the execution by the Holder of commitments under 1 (one) Warrant will allow the Issuer to issue 1 (one) New Share (the “Exercise Exchange”), subject to the adjustments required by laws, regulations and contractual provisions, subject to payment by the Holder of a price per New Share (the “Exercise Price”), rounded to the second decimal, equal to the result of the following formula:

Exercise Price = VWAPPR x 90%

In any case, the exercise price shall not be less than 80% of the VWAP realized during the period consisting of five (5) consecutive trading days prior to the Exercise Day.

As a result, the new version of the Issuance Agreement, as annexed, will apply as of this day. It supersedes the version of December, 20 2012.

Signed in Paris, June 6, 2013, in two originals.

CELLECTIS S.A.

Represented by: André CHOULIKA

Chairman and CEO

KEPLER CAPITAL MARKETS S.A.

Represented by Laurent QUIRIN

Chairman and CEO

Represented by Francis CANARD

Deputy Chief Executive Officer